Exhibit 99.1

KINGSWAY ANNOUNCES FIRST QUARTER 2016 RESULTS AND NAMES NEW DIRECTOR

Toronto, Ontario (April 22, 2016) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the first quarter ended March 31, 2016. All amounts are in U.S. dollars unless indicated otherwise.

Management Comments
Larry G. Swets, Jr., President and Chief Executive Officer, stated, “Kingsway entered 2016 seeking new growth opportunities as a result of a considerably improved financial position. After the successful execution of a number of initiatives in 2015 that strengthened our balance sheet, we approved a share buy-back plan and continue to pursue expansion opportunities where we can leverage our expertise and track record. We are focused on managing our insurance operations properly while taking advantage of the float provided by this business to invest in many of our new opportunities. In addition to our recent announcement of the acquisition of Argo Management Group and the formation of 1347 Warranty Holdings, we are progressing on other initiatives that will provide a platform for strategic investments and expect to update shareholders on these matters in the coming months.”

Operating Results
The Company reported net loss attributable to common shareholders of $1.5 million, or $0.08 per diluted share, in the first quarter of 2016, compared to net income attributable to common shareholders of $2.1 million, or $0.10 per diluted share, in the first quarter of 2015.

Following are highlights of Kingsway’s first quarter 2016 results. Operating (loss) income reflects the Company’s core operating activities, including its reportable segments, passive investment portfolio, merchant banking activities and corporate operating expenses.

•	Operating loss was $2.8 million for the first quarter of 2016 compared to operating income of $3.7 million for the first quarter of 2015.

◦	Insurance Underwriting segment operating loss was $0.2 million for the first quarter of 2016 compared to operating income of $0.3 million for the first quarter of 2015.

◦	Insurance Services segment operating loss was $0.2 million for the first quarter of 2016 compared to $0.2 million for the first quarter of 2015.

◦	Net investment loss of $0.1 million was reported in the first quarter of 2016 compared to net investment income of $1.3 million in the first quarter of 2015.

◦	Net realized losses of $0.2 million were reported in the first quarter of 2016 compared to net realized losses of zero in the first quarter of 2015.

◦	Other operating income and expense was a net expense of $2.1 million in the first quarter of 2016 compared to a net income of $2.3 million in the first quarter of 2015.

•	Adjusted operating loss was $0.8 million in the first quarter of 2016 compared to income of $7.3 million in the first quarter of 2015.

•
Book value decreased to $2.14 per share at March 31, 2016 from $2.22 per share at December 31, 2015. The Company also carries a valuation allowance, in the amount of $14.43 per share at March 31, 2016, against the deferred tax asset, primarily related to its loss carryforwards.

Appointment of Director
Kingsway also announced today that its Board of Directors has appointed John T. Fitzgerald as a Director. Mr. Fitzgerald joined Kingsway as Executive Vice President following Kingsway’s acquisition of Argo Management Group, a private equity investment partnership co-founded by Mr. Fitzgerald in 2002. Prior to co-founding Argo Management Group, he was managing director of Adirondack Capital, LLC, a financial futures and derivatives trading firm, and he was a seat-owner on the Chicago Board of Trade. Mr. Fitzgerald was awarded a Bachelor of Science degree in Finance in 2001 from DePaul University with highest honor, Beta Gamma Sigma. He is a 2002 MBA graduate of the Kellogg School of Management, Northwestern University, with concentrations in Finance, Accounting and Management Strategy. Mr. Fitzgerald will serve until the election of directors at the Company’s upcoming Annual General Meeting, at which time he will stand for re-election.

Exhibit 99.1

About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2016	2015
Revenues:
Net premiums earned	$29,427	$29,030
Service fee and commission income	5,322	5,398
Net investment (loss) income	(72)	1,313
Net realized losses	(171)	—
Other-than-temporary impairment loss	—	(10)
Other income	2,374	8,357
Total revenues	36,880	44,088
Operating expenses:
Loss and loss adjustment expenses	23,497	21,953
Commissions and premium taxes	5,598	5,747
Cost of services sold	773	663
General and administrative expenses	9,551	11,576
Amortization of intangible assets	295	317
Contingent consideration expense	—	144
Total operating expenses	39,714	40,400
Operating (loss) income	(2,834)	3,688
Other (revenues) expenses, net:
Interest expense	1,093	1,391
Foreign exchange losses, net	1	392
Gain on change in fair value of debt	(2,528)	(261)
Equity in net loss of investee	69	136
Total other (revenues) expenses, net	(1,365)	1,658
(Loss) income from continuing operations before income tax expense	(1,469)	2,030
Income tax expense	26	22
(Loss) income from continuing operations	(1,495)	2,008
Income from discontinued operations, net of taxes	—	1,426
Net (loss) income	(1,495)	3,434
Less: net (loss) income attributable to noncontrolling interests in consolidated subsidiaries	(39)	1,224
Less: dividends on preferred stock	82	81
Net (loss) income attributable to common shareholders	$(1,538)	$2,129
(Loss) earnings per share - continuing operations:
Basic:	$(0.08)	$0.04
Diluted:	$(0.08)	$0.03
Earnings per share - discontinued operations:
Basic:	$—	$0.07
Diluted:	$—	$0.07
(Loss) earnings per share – net (loss) income attributable to common shareholders:
Basic:	$(0.08)	$0.11
Diluted:	$(0.08)	$0.10
Weighted average shares outstanding (in ‘000s):
Basic:	19,710	19,710
Diluted:	19,710	21,149

Exhibit 99.1

Consolidated Balance Sheets
(in thousands, except per share data)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $61,589 and $55,606, respectively)	$62,012	$55,559
Equity investments, at fair value (cost of $26,185 and $26,428, respectively)	26,303	27,559
Limited liability investments	20,240	20,141
Other investments, at cost which approximates fair value	4,060	4,077
Short-term investments, at cost which approximates fair value	935	400
Total investments	113,550	107,736
Cash and cash equivalents	40,984	51,701
Investment in investee	1,702	1,772
Accrued investment income	506	594
Premiums receivable, net of allowance for doubtful accounts of $165 and $165, respectively	32,670	27,090
Service fee receivable, net of allowance for doubtful accounts of $283 and $276, respectively	765	911
Other receivables, net of allowance for doubtful accounts of $806 and $806, respectively	3,452	3,789
Reinsurance recoverable	1,176	1,422
Prepaid reinsurance premiums	134	7
Deferred acquisition costs, net	13,440	12,143
Income taxes recoverable	60	61
Property and equipment, net of accumulated depreciation of $12,667 and $12,537, respectively	5,458	5,577
Goodwill	10,078	10,078
Intangible assets, net of accumulated amortization of $6,304 and $6,009, respectively	14,441	14,736
Other assets	3,128	3,405
Total Assets	$241,544	$241,022
Liabilities and Shareholders' Equity

Liabilities:
Unpaid loss and loss adjustment expenses:
Property and casualty	$52,870	$55,471
Vehicle service agreements	2,975	2,975
Total unpaid loss and loss adjustment expenses	55,845	58,446
Unearned premiums	41,555	35,234
Reinsurance payable	272	145
Subordinated debt, at fair value	37,370	39,898
Deferred income tax liability	2,946	2,924
Deferred service fees	34,771	34,319
Accrued expenses and other liabilities	20,227	19,959
Total Liabilities	192,986	190,925

Class A preferred stock, no par value; unlimited number authorized; 262,876 and 262,876 issued and outstanding at March 31, 2016 and December 31, 2015, respectively; redemption amount of $6,572	6,402	6,394

Shareholders' Equity:
Common stock, no par value; unlimited number authorized; 19,709,706 and 19,709,706 issued and outstanding at March 31, 2016 and December 31, 2015, respectively	—	—
Additional paid-in capital	341,847	341,646
Accumulated deficit	(310,547)	(308,995)
Accumulated other comprehensive income	9,143	9,300
Shareholders' equity attributable to common shareholders	40,443	41,951
Noncontrolling interests in consolidated subsidiaries	1,713	1,752
Total Shareholders' Equity	42,156	43,703
Total Liabilities and Shareholders' Equity	$241,544	$241,022

Exhibit 99.1

Non-U.S. GAAP Financial Measures
Segment Operating (Loss) Income

Segment operating (loss) income represents one measure of the pretax profitability of Kingsway’s segments and is derived by subtracting direct segment expenses from direct segment revenues. Please refer to the section entitled “Non-U.S. GAAP Financial Measures” in the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for a detailed description of this non-U.S. GAAP measure.

Adjusted Operating (Loss) Income

Adjusted operating (loss) income represents another measure used by the Company to assess the profitability of the Company’s segments, its passive investment portfolio and its merchant banking activities. Adjusted operating (loss) income is comprised of segment operating (loss) income as well as net investment (loss) income, net realized losses, other-than-temporary impairment loss, equity in net loss of investee and net revenues of 1347 Advisors. A reconciliation of segment operating (loss) income and adjusted operating (loss) income to net (loss) income for the quarters ended March 31, 2016 and 2015 is presented below:

(in thousands)	Three months ended March 31,
	2016	2015
Segment operating (loss) income	$(395)	$136
Net investment (loss) income	(72)	1,313
Net realized losses	(171)	—
Other-than-temporary impairment loss	—	(10)
Equity in net loss from investee	(69)	(136)
Revenues of 1347 Advisors, net of related outside professional and advisory expenses	(64)	5,994
Adjusted operating (loss) income	(771)	7,297
Corporate operating expenses and other (1)	(1,837)	(3,284)
Amortization of intangible assets	(295)	(317)
Contingent consideration expense	—	(144)
Interest expense	(1,093)	(1,391)
Foreign exchange losses, net	(1)	(392)
Gain on change in fair value of debt	2,528	261
(Loss) income from continuing operations before income tax expense	(1,469)	2,030
Income tax expense	(26)	(22)
(Loss) income from continuing operations	(1,495)	2,008
Income from discontinued operations, net of taxes	—	1,426
Net (loss) income	$(1,495)	$3,434

(1)	Corporate operating expenses and other includes corporate operating expenses, stock-based compensation expense and non-cash expenses related to the consolidation of KLROC Trust.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2015 Annual Report on Form 10-K. Except as

Exhibit 99.1

expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2015 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.

For a current review of the Company and a discussion of its plan to create and sustain long-term shareholder value, management invites you to review its Annual Letter to Shareholders, which may be accessed at the Company’s website or directly at http://bit.ly/kfs2014.